SCHEDULE OF SERIES PORTFOLIOS OF SPDR® SERIES TRUST

Dated: May 20, 2024

Fund Name
SPDR Portfolio S&P 1500 Composite Stock Market ETF
SPDR Portfolio S&P 500 ETF
SPDR Portfolio S&P 500 Growth ETF
SPDR Portfolio S&P 600 Small Cap ETF
SPDR Portfolio S&P 500 Value ETF
SPDR Portfolio S&P 400 Mid Cap ETF
SPDR Portfolio S&P 500 High Dividend ETF
SPDR S&P 400 Mid Cap Growth ETF
SPDR S&P 400 Mid Cap Value ETF
SPDR S&P 600 Small Cap Growth ETF
SPDR S&P 600 Small Cap Value ETF
SPDR Global Dow ETF
SPDR Dow Jones REIT ETF
SPDR S&P Bank ETF
SPDR S&P Capital Markets ETF
SPDR S&P Insurance ETF
SPDR NYSE Technology ETF
SPDR S&P Dividend ETF
SPDR S&P Aerospace & Defense ETF
SPDR S&P Biotech ETF
SPDR S&P Health Care Equipment ETF
SPDR S&P Health Care Services ETF
SPDR S&P Homebuilders ETF
SPDR S&P Metals & Mining ETF
SPDR S&P Oil & Gas Equipment & Services ETF
SPDR S&P Oil & Gas Exploration & Production ETF
SPDR S&P Pharmaceuticals ETF
SPDR S&P Retail ETF
SPDR S&P Semiconductor ETF
SPDR S&P Software & Services ETF
SPDR S&P Telecom ETF
SPDR S&P Transportation ETF
SPDR S&P Regional Banking ETF
SPDR Bloomberg 1-3 Month T-Bill ETF
SPDR Portfolio Intermediate Term Treasury ETF
SPDR Portfolio Long Term Treasury ETF
SPDR Portfolio TIPS ETF
SPDR Portfolio Aggregate Bond ETF
SPDR Nuveen Bloomberg Municipal Bond ETF
SPDR Bloomberg International Treasury Bond ETF
SPDR Nuveen Bloomberg Short Term Municipal Bond ETF
SPDR Bloomberg High Yield Bond ETF
SPDR FTSE International Government Inflation-Protected Bond ETF
SPDR Bloomberg Short Term International Treasury Bond ETF
SPDR Portfolio Intermediate Term Corporate Bond ETF
SPDR Portfolio Long Term Corporate Bond ETF
SPDR Bloomberg Convertible Securities ETF

SPDR Portfolio Mortgage Backed Bond ETF
SPDR ICE Preferred Securities ETF
SPDR Portfolio Short Term Corporate Bond ETF
SPDR Bloomberg International Corporate Bond ETF
SPDR Bloomberg Emerging Markets Local Bond ETF
SPDR Portfolio Corporate Bond ETF
SPDR Nuveen Bloomberg High Yield Municipal Bond ETF
SPDR Portfolio Short Term Treasury ETF
SPDR Bloomberg Investment Grade Floating Rate ETF
SPDR Bloomberg Short Term High Yield Bond ETF
SPDR Portfolio High Yield Bond ETF
SPDR S&P 1500 Value Tilt ETF
SPDR S&P 1500 Momentum Tilt ETF
SPDR SSGA US Large Cap Low Volatility Index ETF
SPDR SSGA US Small Cap Low Volatility Index ETF
SPDR Bloomberg 1-10 Year TIPS ETF
SPDR MSCI USA StrategicFactors ETF
SPDR S&P 500 Fossil Fuel Reserves Free ETF
SPDR Russell 1000 Yield Focus ETF
SPDR Russell 1000 Momentum Focus ETF
SPDR Russell 1000 Low Volatility Focus ETF
SPDR FactSet Innovative Technology ETF
SPDR MSCI USA Gender Diversity ETF
SPDR S&P Kensho Intelligent Structures ETF
SPDR S&P Kensho Smart Mobility ETF
SPDR S&P Kensho Future Security ETF
SPDR S&P Kensho Clean Power ETF
SPDR S&P Kensho Final Frontiers ETF
SPDR S&P Kensho New Economies Composite ETF
SPDR S&P 500 ESG ETF
SPDR Bloomberg 3-12 Month T-Bill ETF
SPDR Bloomberg Emerging Markets USD Bond ETF
SPDR S&P SmallCap 600 ESG ETF
SPDR MSCI USA Climate Paris Aligned ETF
SPDR MarketAxess Investment Grade 400 Corporate Bond ETF
SPDR Portfolio S&P Sector Neutral Dividend ETF
SPDR Portfolio Treasury ETF